Investor Presentation: Acquisition of Popeyes February 21, 2017

This presentation includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding (1) expectations regarding whether a transaction will be consummated or, if consummated, whether Popeyes will benefit from the global scale and resources of RBI, (2) expectations regarding whether adding another brand to RBI’s family of brands will allow RBI to deliver growth opportunities for stakeholders, and (3) expectations regarding RBI’s ability to accelerate Popeyes pace of growth in the U.S. and around the world. These forward-looking statements may be affected by risks and uncertainties in the business of RBI and Popeyes and market conditions, and include the following: (1) the risk that the acquisition will not close when expected or at all, (2) the risk that the conditions to the tender offer will not be satisfied, (3) the risk that the Popeyes business will be adversely impacted during the pendency of the acquisition, and (4) the risk that the operations of the two companies will not be integrated successfully. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by RBI and Popeyes with the U.S. Securities and Exchange Commission and the Canadian securities regulators, including RBI’s annual report on Form 10-K for the year ended December 31, 2016 and Popeyes annual report on Form 10-K for the year ended December 27, 2015. Both RBI and Popeyes wish to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of RBI or Popeyes. Neither RBI nor Popeyes undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date hereof. All amounts are in US$, unless otherwise noted. Safe Harbor Statement

Additional Information about the Proposed Transaction and Where to Find It: The proposed transaction described herein has not yet commenced. This presentation is not an offer to buy nor a solicitation of an offer to sell any of the securities of Popeyes Louisiana Kitchen, Inc.’s (the “Company”). The solicitation and the offer to buy the shares of Company common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Restaurant Brands International Inc. intends to file with the U.S. Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the proposed transaction. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the proposed transaction free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at http://investor.popeyes.com/ . INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE PROPOSED TRANSACTION. Additional Information

Agenda Transaction Highlights 6 Popeyes Overview 8 Growth Opportunity 13 Timetable 18

Hamburgers Coffee & Baked Goods Chicken Since 1954 Universally known for flame-grilled burgers; in 100+ countries & U.S. territories Over 15,700 restaurants Since 1964 Undisputed QSR leader in Canada with growing U.S. and international presence Over 4,600 restaurants Since 1972 Differentiated, rich Louisiana heritage, operating in the U.S., three territories, and 25 foreign countries Over 2,600 restaurants Transaction adds an iconic brand to one of the world’s largest QSR companies Welcoming Popeyes to the RBI Family

Transaction Highlights

Transaction Highlights Consideration Offer price of $79.00 per Popeyes share, paid in cash ~$1.8 billion total enterprise value Structure Agreement reached between RBI and Popeyes Tender offer for Popeyes shares, subject to receipt of a majority of Popeyes shares on a fully diluted basis Following successful completion of the tender offer, RBI will acquire all remaining shares not tendered to the offer through a second-step merger at the same price Popeyes will continue to be managed independently in the U.S. Funding Funded with ~$600mm cash on hand and a financing commitment from J.P. Morgan and Wells Fargo for $1.3bn Timing / Other Subject to customary regulatory approvals Expected to close by early April 2017 Benefits to Popeyes Shareholders Certainty of value given cash consideration Significant premium (~27% vs. 30-day VWAP as of February 10) Popeyes brand to become a part of the industry-leading RBI family Benefits to RBI Shareholders Earnings and cash flow accretive with no equity dilution Accelerates growth and leverages RBI’s global scale and resources Chicken category strategically complements existing brands

Popeyes Overview

Popeyes Overview Global Leadership in Chicken Segment One of the largest players with rapidly-growing market share Unique, Highly-Differentiated Brand Internationally-recognized Louisiana heritage since 1972 Highly-Attractive Unit Economics >$1.4mm ARS and strong franchisee EBITDA margins Nearly Fully-Franchised Business Model ~98% franchised, leading to healthy margins and cash flow Significant Expansion Opportunity in the U.S. Consistent track record of successful growth across the country International Growth Acceleration Numerous development agreements signed in last few years

Louisiana Heritage: Brand Differentiator Defines who company is and where it came from Provides the foundation for the brand Guides culinary innovation Shapes the style of hospitality Inspires the look of restaurants Since being founded in 1972 in New Orleans, Louisiana, Popeyes has brought the heart and soul of Louisiana cooking to the world

Attractive Unit Economics U.S. Franchisee EBITDAR ($ and % Margin) U.S. ARS ($) (US$ thousands) (US$ thousands) +$384k (+40%) +$163k (+92%) Source: Popeyes 2016 Analyst Day Investor Presentation dated Oct 5, 2016

Proven Track Record of Growth International NRG U.S. NRG International SSS U.S. SSS Leadership of strong management team has delivered a consistent track record of growth both in the U.S. and internationally Source: Popeyes Public Filings

Growth Opportunity

Store Footprint & Growth Potential

Restaurant Brands International

| Popeyes |  | Popeyes
SALIDA |
|---|---|---|
| **U.S. Franchised** | **U.S. Company-Operated** | **International Franchised** |
| • 2,012 stores as of Dec-2016
• Total NRG of +378 (+23%) from 2013 to Dec-2016
• Strong franchisee base, with desire to grow
• Meaningfully under-penetrated vs. largest competitor (~50% of competitor's number of units) | • 55 stores as of Dec-2016
• Recent re-franchising of stores in Indianapolis market
• Healthy margins of ~19.5%, with notable strength in "Heritage Markets" (New Orleans & Memphis) | • 621 stores as of Dec-2016
• Total NRG of +196 (+46%) from 2013 to Dec-2016
• Numerous Development Agreements signed in last three years
• Meaningfully under-penetrated vs. largest competitor (~4% of competitor's number of units) |

Source: Popeyes Public Filings

14

U.S. Footprint 2,067 U.S. locations in 48 states(1) Current Footprint Summary Benchmarking (Stores in the U.S.) Brand # of Restaurants Strong and growing U.S. presence, but significant opportunity for further growth 2,067(1) 4,167(2) > 7,150(3) 1) As per Popeyes Filings 2) As per KFC “Q4 2016 Restaurant Count & Definitions” quarterly report 3) As per RBI Filings

International Footprint 621 international locations in 3 territories and 25 countries(1) Current Footprint Summary Benchmarking (Stores outside of U.S.) Brand # of Restaurants Existing international footprint, with significant capacity for accelerated expansion 16,437(2) > 8,550(3) 621(1) LAC: 10 countries and 2 territories SE Asia: 5 countries Canada Middle East: 3 countries Europe: 4 countries North Asia: 2 countries and 1 territory 1) As per Popeyes Filings 2) As per KFC “Q4 2016 Restaurant Count & Definitions” quarterly report 3) As per RBI Filings

NRG History as a Guide 2010 – 2016 Joining RBI in 2017 Significant Potential Note: per RBI, Burger King and Popeyes Public Filings

Timetable

Timetable Subject to customary closing conditions, including: Receipt of certain regulatory approvals Receipt of a majority of Popeyes shares on a fully diluted basis in a tender offer to Popeyes’ shareholders Transaction is expected to close by early April 2017 Feb 21, 2017 Transaction Announcement Feb / March Shares Tendered to Offer Early April Anticipated Transaction Close

RBI Family of Brands